UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒                                                   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

RICHARDSON ELECTRONICS, LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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EXPLANATORY NOTE

This Proxy Statement Supplement, dated September 17, 2018 (the “Supplement”), supplements the definitive proxy statement of Richardson Electronics, Ltd. (the “Company”), which was filed with the Securities and Exchange Commission on August 24, 2018, relating to the Company’s Annual Meeting of Shareholders (the “Meeting”) to be held on October 9, 2018. This Supplement supplements the disclosure included in the proxy statement relating to Proposal No. 4 to provide additional information regarding the eligible participants in the Company’s Stock Plan and the basis for participation in the Stock Plan.

No other changes have been made to the proxy statement or to the matters to be considered by the Company’s stockholders at the Annual Meeting. All other items of the proxy statement are incorporated herein by reference without change. Capitalized terms used but not otherwise defined in this Supplement shall have the meanings assigned to such terms in the proxy statement. This Supplement should be read in conjunction with the proxy statement. From and after the date of this Supplement, any references to the “proxy statement” are to the proxy statement as supplemented hereby.

SUPPLEMENT TO PROXY STATEMENT

The information set forth under the heading “PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO THE 2011 LONG-TERM INCENTIVE PLAN” is supplemented by the addition of the following information immediately following the section titled “Summary of Stock Plan” on page 23 of the Proxy Statement:

Eligibility

Our officers, employees, non-employee directors, consultants and other service providers may be granted awards under the Stock Plan. However, Incentive Stock Options (as defined below) may only be granted to employees of the Company or any Parents or Subsidiary.

As disclosed elsewhere in the Proxy Statement, the Company has approximately 421 employees, including 7 executive officers, and 5 non-employee directors, each of whom is eligible to receive awards under the Stock Plan. In addition, we estimate that 2 or fewer consultants and no other service providers of the Company and its Affiliates may be eligible to receive awards under the Stock Plan. Therefore, as of September 17, 2018, a total of approximately 428 persons in the classes described above are eligible to participate under the Plan.

The basis for participation in the Stock Plan is the Committee’s decision, in its sole discretion, that an award to an eligible participant will further the Stock Plan’s purposes. In exercising its discretion, the Committee will consider the recommendations of management and the purpose of the Stock Plan, which is to provide stock-based compensation to officers, employees, non-employee directors, consultants and other service providers to promote close alignment among the interests of officers, employees, non-employee directors, consultants and other service providers with shareholders. Under the Stock Plan, in most cases, awards have been structured to vest solely over time in order to help retain the recipients of Stock Plan awards. In addition, the Committee may also make performance-based awards that will vest over time but only upon achievement of one or more performance criteria established by the Committee.

The market value of the securities underlying stock-based awards under the Stock Plan as of September 14, 2018 was $8.94 per share.

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